LOAN AGREEMENT

Name and Address of Borrower:

Rotherwood Corporation   Legal Status of Borrower: corporation
625 Adams St.            Jurisdiction of Borrower: Minnesota
Kansas City, KS 66105-1402

Name and address of Guarantors:

Cramer, Inc.             Legal Status of Guarantor:  corporation
625 Adams St.            Jurisdiction of Guarantor:  Kansas
Kansas City, KS 66105-1402

The American Companies,  Legal Status of Guarantor:  corporation
  Inc.                   Jurisdiction of Guarantor:  Kansas
625 Adams St.
Kansas City, KS 66105-1402

Sagebrush Technology,    Legal Status of Guarantor:  corporation
  Inc.                   Jurisdiction of Guarantor:  Minnesota
12221 M. Woodlake Dr.
Burnsville, MN 55337

Pacer Corporation        Legal Status of Guarantor:  corporation
35 South 6th Street      Jurisdiction of Guarantor:  South Dakota
Custer, SD 57730

American Bindery-Dobbs,  Legal Status of Guarantor:  corporation
  Inc.                   Jurisdiction of Guarantor:  Virginia
4803 Chandler Road
Muskogee, OK

Dollar Amount and Type of Facility:     $3,750,000.00 Revolving
                                        Line of Credit
      (See attached Facility Description Rider for details)

This Agreement, entered into this 27th day of August, 1996, by and between the above named Borrower (hereinafter called "Borrower"), Cramer Inc., The American Companies, Inc., Sagebrush Technology, Inc., Pacer Corporation (hereinafter sometimes called the "Borrowing Base Guarantors"), American Bindery-Dobbs, Inc. (American Bindery-Dobbs, Inc. and the Borrowing Base Guarantors herein sometimes referred to collectively as the "Guarantors") and Mark Twain Kansas City Bank, 6333 Long, Shawnee, Kansas 66216 (hereinafter called "Bank"). Borrower is desirous of borrowing from Bank the amount specified in the attached Facility Description Rider and the Bank is willing to lend to Borrower such specified amount in accordance with certain terms, warranties, covenants, and agreements as specified herein.




                            ARTICLE I

SECTION 1.1. Payments and Computations. The Borrower shall make each payment hereunder and under the Note (further described in the Facility Description Rider attached and hereinafter referred to as the "Note") not later than 12:00 noon (Kansas City, Kansas time) on the day when due in lawful money of the United States of America to the Bank at its address referred to above. All computations of interest under the Note shall be made by the Bank on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) elapsed.

SECTION 1.2. Payment on Non-Business Days. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public or bank holiday or the equivalent for banks generally under the laws of the State of Missouri (any other day being a "Business Day"), such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.

SECTION 1.3. Conditions Precedent to Advances. If the Facility provides for future advances, then the obligation of the Bank to make any advance to the Borrower shall be subject to the conditions precedent that on the date of such advance (i) the representations and warranties contained in Section 2.1 remain correct on and as of such date as though made on and as of such date, (ii) no event has occurred and is continuing, or would result from such advance, which constitutes an Event of Default (as defined in Section 4.1 hereof) or would constitute an Event of Default but for the requirement that notice be given or time elapse or both, and (iii) the Bank shall have received such approvals, opinions and documents as the Bank may reasonably request.

                            ARTICLE II
                  REPRESENTATIONS AND WARRANTIES

SECTION 2.1.   Representations and Warranties of the Borrower.
The Borrower represents and warrants as follows:

     (a) The Borrower's legal status is correctly set forth at the beginning of this Loan Agreement, and the Borrower has been duly formed and is validly existing and in good standing under the laws of the state of its organization as set forth above.

     (b) The execution, delivery and performance by the Borrower of this Agreement, the Note and any other documents or agreements executed in connection herewith are within the Borrower's corporate or partnership powers (as the case may be), have been duly authorized by all necessary action on the part of its officers, directors, shareholders or partners, and do not contravene (i) the Borrower's organizational documents (Articles of Incorporation, by-laws or partnership agreement) or (ii) any law or any contractual restriction binding on or affecting the Borrower.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Borrower of this Agreement or the Note.

     (d) This Agreement is, and the Note when delivered hereunder will be, legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms.

     (e) The balance sheets of the Borrower and the related statements of income and retained earnings, copies of which have been furnished to the Bank, fairly present the financial condition of the Borrower as of the date of such reports and the results of the operations of the Borrower as of such date, all in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and since such date there has been no material adverse change in such condition or operations.

     (f) There is no pending or threatened action or proceeding affecting the Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of the Borrower.

                           ARTICLE III
                    COVENANTS OF THE BORROWER

SECTION 3.1. Standard Covenants. So long as the Note shall remain unpaid or, in the case of a facility providing for future advances, the Bank shall have any commitment to make advances to the Borrower hereunder, the Borrower will, unless the Bank shall otherwise consent in writing:

     (a) Compliance with Laws. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon it or upon its property except to the extent contested in good faith.

     (b) Maintenance of Insurance. Maintain insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general area in which the Borrower operates.

     (c) Maintenance of Existence. Maintain its corporate or partnership existence, as the case may be, in the jurisdiction of its organization.

     (d)  Reporting Requirements.  Furnish to the Bank:

          (i) As soon as available and in any event within 45 days after the end of each quarter balance sheets of the Borrower as of the end of each quarter and statements of income and retained earnings of the Borrower of for the period commencing at the end of the previous fiscal year and ending with the end of each quarter certified by the chief financial officer of the Borrower;

          (ii) As soon as available and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the balance sheets, financial statement and retained earnings of the Borrower certified in a manner acceptable to the Bank by an independent Public Accounting Firm satisfactory to the Bank;

          (iii) Other ___________________________________________
          ______________________________________________________;

and, such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Bank may from time to time reasonably request.

     (e) Negative Pledge. Not create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired; or assign any right to receive income.

     (f) Change in Nature of Business. Not make any material change in the nature of its business as carried on at the date hereof.

SECTION 3.2.   Special Covenants and/or Agreements.

     X See attached facility description and/or special covenant rider which is/are incorporated herein by reference.

                            ARTICLE IV
                        EVENTS OF DEFAULT

SECTION 4.1.   Events of Default.  If any of the following events
("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any installment of principal or interest on the Note when due; or

     (b) Any representation or warranty made by the Borrower in connection with this Agreement shall prove to have been incorrect in any material respect when made; or

     (c) The Borrower shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other document relative to this Agreement on its part to be performed or observed; or

     (d)  The Borrower shall fail to pay any Debt ["Debt" means
(i) indebtedness for borrowed money or for the deferred purchase price of property or services, (ii) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iii) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clause (i) or (ii) above, (iv) liabilities in respect of unfunded vested benefits under employee retirement plans covered by Title IV of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and (v) withdrawal liability asserted by the sponsor of any multi-employer plan (as defined in ERISA)], but excluding Debt evidenced by the Note of the Borrower, or any interest or premium thereon, when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or

     (e) The Borrower shall generally not pay its Debts as such Debts become due, or shall admit in writing its inability to pay its Debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its Debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property; or

     (f) A final judgment or order for the payment of money in excess of $10,000.00 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgement or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) The Borrower shall be in default under any other agreement between the Borrower and the Bank; or

     (h) Any provision of any guaranty, security agreement, pledge agreement, deed of trust or other document that secures the Note shall for any reason cease to be valid and binding on the guarantor, pledgor or grantor (as the case may be), or the guarantor, pledgor or grantor shall so state in writing; or

     (i) Any pledge agreement, security agreement, deed of trust or other document that secures the Note shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected security interest in any of the collateral or real estate purported to be encumbered thereby; or

     (j) The Bank shall determine that the prospects for repayment of the Note have been adversely affected or the Bank otherwise deems itself insecure; then, and in any such event, the Bank may (i) in the case of a facility providing for future advances, declare any obligation to make additional advances to the Borrower to be terminated, whereupon the same shall forthwith terminate, and (iii) in all cases, declare the Note, all interest thereon and all other amounts payable under this Agreement to be forthwith due and payable, whereupon the Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest, or further notice of any kind, all of which are hereby expressly waived by the Borrower. IF THE NOTE IS STATED TO BE PAYABLE ON DEMAND, THEN THIS ENUMERATION OF EVENTS OF DEFAULT AND THE REMEDIES SHALL NOT BE CONSTRUED TO ALTER THE DEMAND NATURE OF THE NOTE.

                            ARTICLE V
                          MISCELLANEOUS

SECTION 5.1. Amendments and Waivers. No amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Bank and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.2. Notices. All notices and other communications provided for hereunder shall be in writing (including telegraphic communication, and mailed or telegraphed or delivered, if to the Borrower, at its address on the cover page hereof; and if to the Bank, at its address on the cover page hereof, Attention President; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed or telegraphed, be effective when deposited in the mails or delivered to the telegraph company, respectively, addressed as aforesaid, except that notices to the Bank pursuant to the provisions of Article I shall not be effective until received by the Bank.

SECTION 5.3. Remedies. No failure on the part of the Bank to exercise, and no delay in exercising, any right hereunder or under the Note shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder or under the Note preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.4. Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles consistently applied.

SECTION 5.5. Subsidiaries. If the Borrower has any subsidiaries, then the Borrower (i) represents that each of the representations and warranties in Article II hereof is true and correct with respect to each of its subsidiaries, and (ii) covenants and agrees to cause each of its subsidiaries to comply with all of the covenants in Article III hereof.

SECTION 5.6. Costs, Expenses and Taxes. The Borrower agrees to pay on demand all costs and expenses in connection with preparation, execution, delivery and administration of this Agreement, the Note and the other documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Bank with respect thereto and with respect to advising the Bank as to its rights and responsibilities under this Agreement, and all costs and expenses, if any (including counsel fees and expenses), in connection with the enforcement of this Agreement, the Note and the other documents to be delivered hereunder.

SECTION 5.7. Right of Set-off. Upon the occurrence and during the continuance of any Event of Default the Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time, demand, or Certificate of Deposit, provisional or final) at any time held and other indebtedness at any time owing by the Bank to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement and the Note, irrespective of whether or not the Bank shall have made any demand under this Agreement or the Note and although such obligations may be unmatured. The Bank agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Bank under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Bank may have.

SECTION 5.8. Lien on Deposits and Other Property Held by Bank. As security for the due payment and performance of all obligations of the Borrower under this Agreement and the Note and any other obligations of the Borrower to the Bank, whether now existing or hereafter arising, the Borrower hereby grants to the Bank a lien on and security interest in any and all deposits (general or special, time, demand, or Certificate of Deposit, provisional or final) or other sums at any time credited by or due from the Bank to the Borrower, and any and all monies, securities and other property of the Borrower, and the proceeds thereof, now or hereafter held or received by or in transit to the Bank from or for the Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and any such deposits, sums, monies, securities and other property may, when an Event of Default has occurred and is continuing, be set off, appropriated and applied by the Bank against any and all obligations, whether now existing or hereafter arising, of the Borrower to the Bank under this Agreement or the Note or otherwise.

SECTION 5.9. Participations. The Borrower hereby acknowledges that the Bank may from time to time sell all or part of this loan to other participants. The Borrower authorizes the Bank to disclose information about the Borrower to such participants, and hereby grants to any participants all rights and remedies granted to the Bank under Section 5.7 and 5.8 hereof.

SECTION 5.10. Binding Effect; Governing Law. This Agreement shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Bank. This Agreement and the Note shall be governed by, and construed in accordance with, the laws of the State of Kansas, and Borrower agrees that any consent to jurisdiction and venue in this Agreement or in any of the other loan documents given in conjunction herewith shall not prohibit or in any way limit Bank from bringing any action or proceeding in any jurisdiction or venue that is otherwise proper in the event of any legal proceeding under any such loan documents.

SECTION 5.11. Other Terms. If there is a rider or riders attached to this Loan Agreement, then the terms contained therein shall be deemed to be incorporated herein by reference, and any such terms shall govern over any inconsistent term herein.

SECTION 5.12. Renewal, etc. of Note. If the Note is renewed, extended, modified or amended in any respect after the date hereof, or if another note is given in replacement or substitution of the Note, then each successive renewal, extension, modification, amendment, replacement or substitution shall be deemed to incorporate the terms of this Agreement, and any Rider hereto, except to the extent that the Borrower and the Bank otherwise agree in writing.

THIS AGREEMENT IS THE FINAL EXPRESSION OF THE CREDIT AGREEMENT BETWEEN BORROWER AND LENDER, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS OR PRIOR WRITTEN AGREEMENTS BETWEEN BORROWER AND LENDER. IF THERE ARE ANY ADDITIONAL TERMS OR ORAL AGREEMENTS, THEY ARE REDUCED TO WRITING AS FOLLOWS: NONE

BORROWER HEREBY AFFIRMS THAT NO UNWRITTEN ORAL AGREEMENTS BETWEEN
BORROWER AND LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives, as of the date first above written.

MARK TWAIN KANSAS CITY BANK        ROTHERWOOD CORPORATION
                                   (Name of Borrower)

By:               Title:           By: /s/  Sandra J. Caughey
                                        Sandra J. Caughey, Secretary

                                   CRAMER INC.
                                             (Name of Guarantor)

                                   By:  /s/ Gary Rubin
                                        Gary Rubin, Secretary

                                   THE AMERICAN COMPANIES, INC.
                                        (Name of Guarantor)

                                   By:  /s/  Dana Bram
                                        Dana Bram, Secretary

                                   SAGEBRUSH TECHNOLOGY, INC.
                                        (Name of Guarantor)

                                   By:  /s/  Dana Bram
                                        Dana Bram, Secretary


                                   PACER CORPORATION
                                        (Name of Guarantor)

                                   By:  /s/ George D. Kruse
                                     George D. Kruse, President

                                   AMERICAN BINDERY-DOBBS, INC.
                                        (Name of Guarantor)

                                   By: /s/ James R. Zicarelli
                                    James R. Zicarelli, President